Exhibit 99.1

Ostrow & Partners, Inc.
News Release

For: Host America Corporation	Contacts:
Sam Ostrow 203.328.3018 ceo@ostrow-partners.com

Host America to Exit Food Service Business, Reaches Agreements to Sell Two Units for $3.7 million; Plans Name Change

Hamden CT, April 19 - Host America Corporation has reached agreements to sell its two food service business units to groups headed by the current managers of those units. The sales will generate approximately $3.7 million for the company, which will be used for working capital, to repay corporate debt and pay down other short-term debt collateralized by the assets of the business units to be sold.

Lindley Food Service will be sold to its former owners, from whom Host acquired the business in 2000. The group is headed by Gilbert Rossomando, a member of Host America’s Board of Directors. The purchase price is approximately $2.5 million, subject to closing day adjustments.

Host America Corporate Dining will be sold for $1.2 million, subject to closing day adjustments, to a group headed by Timothy Hayes, who has headed the business unit for Host America for the past ten years. The final price will be determined based on inventory and sales values in relation to historic values. Host America will retain the receivables and payables of this unit after the sale.

Both sales are subject to approval by Host America’s shareholders and shareholders will also be asked to approve a new name for the company. Host America will then focus entirely on the Energy Management business, including electrical contracting and energy conservation products and services. The company recently launched EnerLume-EMTM (www.enerlume.com), a new light controller that reduces energy consumption in fluorescent lighting systems in retail establishments, warehouses and other large facilities without reducing perceived luminosity.

“The decision to sell our food service units to their current management teams ensures financial stability for those businesses and provides maximum customer satisfaction. Once these sales are complete it will permit the Company to concentrate 100% of its resources on growing the Energy Management business,” said David Murphy, president and chief executive of Host America Corporation. Murphy noted that combined with a recently completed private sale of approximately $750,000 in stock and warrants to accredited individual investors, the three transactions will raise approximately $4.4 million in new capital for the firm. “As we use this capital to reduce both short and long-term debt, the company is increasingly being prepared to move ahead aggressively in the Energy Management arena,” he concluded.

The Company retained the services of a nationally known valuation firm to determine that the purchase price was a fair price for the sale of these two units.

Cautions Concerning Forward-Looking Statements

All information in this news release consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The statements contained in this release, which are not historical facts and that relate to future plans or projected results of Host and its subsidiaries, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. These risks and uncertainties can include the risks associated with Host's entry into new commercial food and/or energy markets that require the company to develop demand for its products, its ability to access the capital markets, litigation, regulatory investigations and many other risks described in Host's Securities and Exchange Commission fillings. The most significant of these uncertainties are described in Host America’s 2006 Annual Report on Form 10-K all of which any reader of this release is encouraged to study (including all amendments to those reports) and exhibits to those reports, and include (but are not limited to) the following: the costs, difficulties, and uncertainties related to the implementation of the early stage energy management division, organizational changes and the integration of acquired businesses; the potential loss of one or more key customer or supplier relationships or changes to the terms of those relationships; difficulties and uncertainties related to transitions in senior management; the results, consequences, effects or timing of any inquiry or investigation by or settlement discussions with any regulatory authority or any legal and administrative proceedings; the impact of previously announced restatements; difficulties or delays or increased costs in implementing Host America’s overall prospective business plan; and general economic and market conditions. Host America undertakes no obligation to update or revise any forward-looking statement. Readers of this release are cautioned not to put undue reliance on forward-looking statements.
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